Important Notice Regarding the Internet Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 15, 2019
5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697

KRONOS WORLDWIDE, INC.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Notice of Annual Meeting and Proxy Statement and 2018 Annual Report to Stockholders are available at:
http://www.viewproxy.com/KronosWorldwide/2019.
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 7, 2019 to facilitate timely delivery.
Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

To the Stockholders of Kronos Worldwide:
Notice is hereby given that the  Annual Meeting of Stockholders of Kronos Worldwide, Inc. will be held on May 15, 2019 at Kronos Worldwide’s corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas,Texas 75240-2697 for the following purposes:

1.	Director Nominees:

01 – Loretta J. Feehan	02 – Robert D. Graham	03 – John E. Harper	04 – Meredith W. Mendes
05 – Cecil H. Moore, Jr.	06 – Thomas P. Stafford	07 – R. Gerald Turner

2.	Nonbinding advisory vote approving executive compensation.

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

The Board recommends a vote FOR all nominees listed and FOR Proposal 2.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.
Proxy materials for this annual meeting and future meetings may be requested by one of the following methods:

INTERNET	To view your proxy materials online, go to http://www.viewproxy.com/KronosWorldwide/2019. Have the 11 digit control number available when you access the website and follow the instructions.

TELEPHONE	877-777-2857 TOLL FREE

E-MAIL
requests@viewproxy.com
* If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting proxy materials.

You must use the 11 digit control number located in the box below.

CONTROL NO.

KRONOS WORLDWIDE, INC.
5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697

The following proxy materials are available to you to review at:
http://www.viewproxy.com/KronosWorldwide/2019
• 2018 Annual Report
• Notice of Annual Meeting and Proxy Statement

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.

You must reference your control number to vote by Internet or request a hard copy.

You May Vote Your Proxy When You View The Material On The Internet.
You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Internet and telephone voting is available through 11:59 P.M. Eastern Daylight Time on May 14, 2019.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-877-777-2857 toll free or
By logging onto http://www.viewproxy.com/KronosWorldwide/2019
or
By email at: requests@viewproxy.com

Please include the company name and your control number in the e-mail subject line.